EXHIBIT 23.2
                       CONSENT OF INDEPENDENT AUDITORS



As independent auditors, we hereby consent to the inclusion in the Form S-4 Registration Statement for James River Bankshares, Inc. of our report, dated January 27, 1999 except for Note 16 as to which the date is February 17, 1999, on the financial statements of State Bank of Remington, Inc. as of December 31, 1998 and 1997, and for each of the years in the two year period ended December 31, 1998, and to the reference to our firm in the "Experts" section of the Form S-4 Registration Statement.


/s/  Yount, Hyde & Barbour, P.C.

Winchester, Virginia
June 8, 1999